UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

On March 26, 2025, the Board of Directors of Bone Biologics Corporation (the “Company”) determined that the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) will be held on May 30, 2025. The 2025 Annual Meeting date, the record date for the 2025 Annual Meeting and detailed information regarding the proposals to be presented at the 2025 Annual Meeting will be set forth in our Definitive Proxy Statement on Schedule 14A to be filed with the Securities and Exchange Commission (“SEC”). Since the 2025 Annual Meeting will take place more than 30 days before the anniversary of the Company’s last annual meeting of stockholders, the due dates for the submission of any qualified shareholder proposal or qualified shareholder nominations under applicable SEC rules and our Amended and Restated Bylaws, as amended, listed in our Definitive Proxy Statement on Schedule 14A for our last annual meeting of stockholders, filed with the SEC on August 8, 2024, are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to be received by the company no later than ten calendar days following the date of this Current Report on Form 8-K, or April 11, 2025, and must comply with all of the applicable requirements set forth in the rules. Stockholder proposals and director nominations should be mailed to the following address: Bone Biologics Corporation, Attention: Corporate Secretary, 2 Burlington Woods Drive, Suite 100, Burlington, MA 01803.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date:	April 1, 2025
		By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer